Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS SECOND QUARTER FISCAL 2012 RESULTS

RED BANK, NJ, June 6, 2012 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its second quarter and six months ended April 30, 2012.

RESULTS FOR THE THREE AND SIX MONTH PERIODS ENDED APRIL 30, 2012:

•
Total revenues were $341.7 million for the second quarter of fiscal 2012 compared with $255.1 million in the second quarter of the previous year.  For the first six months of fiscal 2012, total revenues were $611.3 million compared with $507.7 million during the same period of the prior year.

•
Net income was $1.8 million during the second quarter, or $0.02 per common share, compared with an after-tax net loss of $72.7 million, or $0.69 per common share, during the second quarter of 2011.  For the six months ended April 30, 2012, the after-tax net loss was $16.5 million, or $0.15 per common share, compared with an after-tax net loss of $136.8 million, or $1.49 per common share, during the same period a year ago.

•
Homebuilding gross margin percentage, before interest expense included in cost of sales, was 17.4% during the second quarter of 2012, compared to 14.8% in the same quarter of the prior year.  For the six month period ended April 30, 2012, homebuilding gross margin percentage, before interest expense included in cost of sales, was 17.0% compared with 15.8% in the year earlier period.

•
Total SG&A was $47.4 million or 13.9% of total revenues for the three months ended April 30, 2012 compared to $51.8 million or 20.3% of total revenues during the same quarter a year ago.  For the first half of fiscal 2012, total SG&A was $93.4 million or 15.3% of total revenues compared with $107.0 million or 21.1% of total revenues during the first half of 2011.

•
Net contracts for the quarter ended April 30, 2012, including unconsolidated joint ventures, increased 52% to 1,775 homes compared with 1,166 homes in the 2011 second quarter.  For the first half of fiscal 2012, net contracts, including unconsolidated joint ventures, were 2,854, a 42% increase compared with 2,016 homes in the first six months of 2011.

•
Consolidated pre-tax land-related charges during the fiscal 2012 second quarter were $3.2 million, compared with $16.9 million in last year’s second quarter.  During the first six months of fiscal 2012, the consolidated pre-tax land-related charges were $6.5 million compared with $30.5 million in last year’s first half.

•
Repurchased $75.4 million principal amount of unsecured senior notes for $53.5 million, including accrued interest, from the proceeds of a 25 million share Class A common stock offering at $2.00 per share and $6.2 million of cash during the second quarter of 2012, resulting in a $23.3 million gain on extinguishment of debt.

•
Exchanged approximately 3.1 million shares of Class A common stock for $12.2 million of unsecured senior and senior subordinated amortizing notes during the three months ended April 30, 2012, resulting in an additional $3.7 million gain on extinguishment of debt.

•
Excluding land-related charges, expenses associated with debt exchange offer and gain on extinguishment of debt, the pre-tax loss in the fiscal 2012 second quarter was $21.4 million compared with $55.1 million in the prior year’s second quarter.  During the six months ended April 30, 2012, the pre-tax loss, excluding land-related charges, expenses associated with debt exchange offer and gain on extinguishment of debt, was $55.7 million compared with $106.2 million in the first half of last year.

•
Contract backlog, as of April 30, 2012, including unconsolidated joint ventures, was 2,298 homes with a sales value of $762.8 million, which was an increase of 48% and 49%, respectively, compared to April 30, 2011.

•	The contract cancellation rate, including unconsolidated joint ventures, for the three months ended April 30, 2012 was 17%, compared with 20% in the second quarter of the prior year.

•
Deliveries, including unconsolidated joint ventures, were 1,207 homes in the second quarter of 2012, up 25% compared with 967 homes in the 2011 second quarter.  During the first six months of fiscal 2012, deliveries, including unconsolidated joint ventures, were 2,219 homes compared with 1,859 homes in the same period of the prior year, an increase of 19%.

•
The valuation allowance was $906.8 million as of April 30, 2012.  The valuation allowance is a non-cash reserve against the tax assets for GAAP purposes.  For tax purposes, the tax deductions associated with the tax assets may be carried forward for 20 years from the date the deductions were incurred.

CASH AND INVENTORY AS OF APRIL 30, 2012:

•
After spending $44.2 million in the second quarter of fiscal 2012 on land and land development and $53.5 million to repurchase debt, homebuilding cash was $229.0 million, as of April 30, 2012, including $33.8 million of restricted cash required to collateralize letters of credit.

•	Cash flow in the second quarter of fiscal 2012 was positive $10.3 million, after spending $44.2 million of cash to purchase approximately 740 lots and to develop land across the Company’s markets.

•	As of April 30, 2012, the land position, including unconsolidated joint ventures, was 28,809 lots, consisting of 9,372 lots under option and 19,437 owned lots.

COMMENTS FROM MANAGEMENT:

“We are encouraged by the positive operating trends we reported for the second quarter.  We achieved a 34% year-over-year increase in total revenues, a 260 basis point year-over-year improvement in gross margin and reduced our total SG&A ratio by 640 basis points during the second quarter,” commented Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer.  “We sold more homes per community in April 2012, excluding our September 2007 Deal of the Century sales promotion, than we have in any month since the spring selling season of 2006.  The sales improvements we have experienced are fairly wide-based in terms of geography, price points and buyer profiles.  As evidenced by our four consecutive quarters of year-over-year net contract growth for the first time since 2006, we are encouraged that the homebuilding industry may be entering the early stages of a recovery,” concluded Mr. Hovnanian.

WEBCAST INFORMATION:

Hovnanian Enterprises will webcast its fiscal 2012 second quarter financial results conference call at 11:00 a.m. E.T. on Wednesday, June 6, 2012.  The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ Website at http://www.khov.com.  For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Audio Archives” section of the Investor Relations page on the Hovnanian Website at http://www.khov.com.  The archive will be available for 12 months.

ABOUT HOVNANIAN ENTERPRISES®, INC.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Red Bank, New Jersey.  The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, Minnesota, New Jersey, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia.  The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes®, Matzel & Mumford, Brighton Homes, Parkwood Builders, Town & Country Homes and Oster Homes.  As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active adult homes.

Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company’s 2011 annual report, can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail or fax lists, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs, expenses associated with debt exchange offer and (gain) loss on extinguishment of debt (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (GAAP) financial measures.  The most directly comparable GAAP financial measure is net income (loss).  The reconciliation of EBIT, EBITDA and Adjusted EBITDA to net income (loss) is presented in a table attached to this earnings release.

Cash flow is a non-GAAP financial measure.  The most directly comparable GAAP financial measure is Net Cash provided by (or used in) Operating Activities.  The Company uses cash flow to mean the amount of Net Cash provided by (or used in) Operating Activities for the period, as reported on the Consolidated Statement of Cash Flows, excluding changes in mortgage notes receivable at the mortgage company, plus (or minus) the amount of Net Cash provided by (or used in) Investing Activities.  For the second quarter of 2012, cash flow was positive $10.3 million, which was derived from $3.3 million from net cash provided by operating activities minus the change in mortgage notes receivable of negative $7.8 million minus $0.8 million of net cash used in investing activities.

Income (Loss) Before Income Taxes Excluding Land-Related Charges, Expenses Associated with Debt Exchange Offer and (Gain) Loss on Extinguishment of Debt is a non-GAAP financial measure.  The most directly comparable GAAP financial measure is Income (Loss) Before Income Taxes.  The reconciliation of Income (Loss) Before Income Taxes Excluding Land-Related Charges, Expenses Associated with Debt Exchange Offer and (Gain) Loss on Extinguishment of Debt to Income (Loss) Before Income Taxes is presented in a table attached to this earnings release.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “forward-looking statements.” Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic and industry and business conditions and impacts of the sustained homebuilding downturn, (2) adverse weather and other environmental conditions and natural disasters, (3) changes in market conditions and seasonality of the Company’s business, (4) changes in home prices and sales activity in the markets where the Company builds homes, (5) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws, and the environment, (6) fluctuations in interest rates and the availability of mortgage financing, (7) shortages in, and price fluctuations of, raw materials and labor, (8) the availability and cost of suitable land and improved lots, (9) levels of competition, (10) availability of financing to the Company, (11) utility shortages and outages or rate fluctuations, (12) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness, (13) the Company's sources of liquidity, (14) changes in credit ratings, (15) availability of net operating loss carryforwards, (16) operations through joint ventures with third parties, (17) product liability litigation, warranty claims and claims by mortgage investors, (18) successful identification and integration of acquisitions, (19) significant influence of the Company’s controlling stockholders, (20) changes in tax laws affecting the after-tax costs of owning a home, (21) geopolitical risks, terrorist acts and other acts of war, and (22) other factors described in detail in the Company’s Annual Report on Form 10-K for the year ended October 31, 2011. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

 (Financial Tables Follow)

Hovnanian Enterprises, Inc.
April 30, 2012
Statements of Consolidated Operations
(Dollars in Thousands, Except Per Share Data)
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Total Revenues	$341,698	$255,097	$611,297	$507,664
Costs and Expenses (a)	367,894	323,903	679,731	640,041
Gain (Loss) on Extinguishment of Debt	27,039	(1,644)	51,737	(1,644)
Gain (Loss) from Unconsolidated Joint Ventures	1,495	(3,232)	1,473	(4,224)
Income (Loss) Before Income Taxes	2,338	(73,682)	(15,224)	(138,245)
Income Tax Provision (Benefit)	536	(1,015)	1,239	(1,436)
Net Income (Loss)	$1,802	$(72,667)	$(16,463)	$(136,809)

Per Share Data:
Basic:
Income (Loss) Per Common Share	$0.02	$(0.69)	$(0.15)	$(1.49)
Weighted Average Number of
Common Shares Outstanding (b)	116,021	105,894	112,338	92,020
Assuming Dilution:
Income (Loss) Per Common Share	$0.02	$(0.69)	$(0.15)	$(1.49)
Weighted Average Number of
Common Shares Outstanding (b)	116,117	105,894	112,338	92,020

(a) Includes inventory impairment loss and land option write-offs.
(b) For periods with a net loss, basic shares are used in accordance with GAAP rules.

Hovnanian Enterprises, Inc.
April 30, 2012
Reconciliation of Income (Loss) Before Income Taxes Excluding Land-
Related Charges, Expenses Associated with Debt Exchange Offer and
(Gain) Loss on Extinguishment of Debt to Income (Loss) Before Income Taxes
(Dollars in Thousands)
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Income (Loss) Before Income Taxes	$2,338	$(73,682)	$(15,224)	$(138,245)
Inventory Impairment Loss and Land Option Write-Offs	3,216	16,925	6,541	30,450
Expenses Associated with Debt Exchange Offer	89	-	4,683	-
(Gain) Loss on Extinguishment of Debt	(27,039)	1,644	(51,737)	1,644
Income (Loss) Before Income Taxes Excluding
Land-Related Charges, Expenses Associated with Debt Exchange Offer and (Gain) Loss on Extinguishment of Debt (a)	$(21,396)	$(55,113)	$(55,737)	$(106,151)

(a) Income (Loss) Before Income Taxes Excluding Land-Related Charges, Expenses Associated with Debt Exchange Offer, and (Gain) Loss on Extinguishment of Debt is a non-GAAP Financial measure. The most directly comparable GAAP financial measure is Income (Loss) Before Income Taxes.

Hovnanian Enterprises, Inc.
April 30, 2012
Gross Margin
(Dollars in Thousands)
	Homebuilding Gross Margin		Homebuilding Gross Margin
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Sale of Homes	$312,494	$246,974	$564,824	$482,859
Cost of Sales, Excluding Interest (a)	258,034	210,463	468,608	406,377
Homebuilding Gross Margin, Excluding Interest	54,460	36,511	96,216	76,482
Homebuilding Cost of Sales Interest	9,715	13,956	20,651	27,449
Homebuilding Gross Margin, Including Interest	$44,745	$22,555	$75,565	$49,033

Gross Margin Percentage, Excluding Interest	17.4%	14.8%	17.0%	15.8%
Gross Margin Percentage, Including Interest	14.3%	9.1%	13.4%	10.2%

	Land Sales Gross Margin		Land Sales Gross Margin
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Land Sales	$18,310	$-	$26,914	$8,043
Cost of Sales, Excluding Interest (a)	13,529	-	20,382	5,516
Land Sales Gross Margin, Excluding Interest	4,781	-	6,532	2,527
Land Sales Interest	3,602	-	5,142	2,133
Land Sales Gross Margin, Including Interest	$1,179	$-	$1,390	$394

(a) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Condensed Consolidated Statements of Operations.

Hovnanian Enterprises, Inc.
April 30, 2012
Reconciliation of Adjusted EBITDA to Net Income (Loss)
(Dollars in Thousands)
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Net Income (Loss)	$1,802	$(72,667)	$(16,463)	$(136,809)
Income Tax Provision (Benefit)	536	(1,015)	1,239	(1,436)
Interest Expense	39,373	38,843	73,844	78,454
EBIT (a)	41,711	(34,839)	58,620	(59,791)
Depreciation	1,559	2,246	3,217	4,565
Amortization of Debt Costs	933	1,012	1,896	1,857
EBITDA (b)	44,203	(31,581)	63,733	(53,369)
Inventory Impairment Loss and Land Option Write-offs	3,216	16,925	6,541	30,450
Expenses Associated with Debt Exchange Offer	89	-	4,683	-
(Gain) Loss on Extinguishment of Debt	(27,039)	1,644	(51,737)	1,644
Adjusted EBITDA (c)	$20,469	$(13,012)	$23,220	$(21,275)

Interest Incurred	$34,493	$39,895	$70,838	$77,722

Adjusted EBITDA to Interest Incurred	0.59	(0.33)	0.33	(0.27)

(a) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income (loss). EBIT represents earnings before interest expense and income taxes.
(b) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income (loss).  EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(c) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income (loss).  Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization, inventory impairment loss and land option write-offs, expenses associated with debt exchange offer, and (gain) loss on extinguishment of debt.

Hovnanian Enterprises, Inc.
April 30, 2012
Interest Incurred, Expensed and Capitalized
(Dollars in Thousands)
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Interest Capitalized at Beginning of Period	$123,315	$134,504	$121,441	$136,288
Plus Interest Incurred	34,493	39,895	70,838	77,722
Less Interest Expensed	39,373	38,843	73,844	78,454
Interest Capitalized at End of Period (a)	$118,435	$135,556	$118,435	$135,556

(a) The Company incurred significant inventory impairments in recent years, which are determined based on total inventory including capitalized interest.  However, the capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)

	April 30, 2012	October 31, 2011
	(Unaudited)	(1)
ASSETS

Homebuilding:
Cash and cash equivalents	$195,158	$244,356

Restricted cash	48,249	73,539

Inventories:
Sold and unsold homes and lots under development	690,608	720,149

Land and land options held for future development or sale	228,487	245,529

Consolidated inventory not owned:
Specific performance options	-	2,434
Model sale leaseback financing programs	27,041	-

Total consolidated inventory not owned	27,041	2,434

Total inventories	946,136	968,112

Investments in and advances to unconsolidated joint ventures	60,512	57,826

Receivables, deposits, and notes	53,847	52,277

Property, plant, and equipment – net	51,239	53,266

Prepaid expenses and other assets	63,953	67,698

Total homebuilding	1,419,094	1,517,074

Financial services:
Cash and cash equivalents	11,859	6,384
Restricted cash	8,908	4,079
Mortgage loans held for sale	75,077	72,172
Other assets	3,005	2,471

Total financial services	98,849	85,106

Total assets	$1,517,943	$1,602,180

(1) Derived from the audited balance sheet as of October 31, 2011.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands Except Share Amounts)

	April 30, 2012	October 31, 2011
	(Unaudited)	(1)
LIABILITIES AND EQUITY

Homebuilding:
Nonrecourse land mortgages	$28,089	$26,121
Accounts payable and other liabilities	275,615	303,633
Customers’ deposits	20,996	16,670
Nonrecourse mortgages secured by operating properties	19,269	19,748
Liabilities from inventory not owned	26,695	2,434

Total homebuilding	370,664	368,606

Financial services:
Accounts payable and other liabilities	20,128	14,517
Mortgage warehouse line of credit	64,530	49,729

Total financial services	84,658	64,246

Notes payable:
Senior secured notes	967,156	786,585
Senior notes	481,373	802,862
TEU senior subordinated amortizing notes	7,891	13,323
Accrued interest	18,050	21,331

Total notes payable	1,474,470	1,624,101

Income taxes payable	42,935	41,829

Total liabilities	1,972,727	2,098,782

Equity:
Hovnanian Enterprises, Inc. stockholders’ equity deficit:
Preferred stock, $.01 par value - authorized 100,000 shares; issued 5,600 shares with a liquidation preference of $140,000 at April 30, 2012 and at October 31, 2011	135,299	135,299
Common stock, Class A, $.01 par value – authorized 200,000,000 shares; issued 123,846,752 shares at April 30, 2012 and 92,141,492 shares at October 31, 2011 (including 11,760,763 and 11,694,720 shares at April 30, 2012 and October 31, 2011, respectively, held in Treasury)	1,238	921
Common stock, Class B, $.01 par value (convertible to Class A at time of sale) – authorized 30,000,000 shares; issued 15,351,701 shares at April 30, 2012 and 15,252,212 shares at October 31, 2011 (including 691,748 shares at April 30, 2012 and October 31, 2011 held in Treasury)	154	153
Paid in capital - common stock	649,623	591,696
Accumulated deficit	(1,125,969)	(1,109,506)
Treasury stock - at cost	(115,360)	(115,257)

Total Hovnanian Enterprises, Inc. stockholders’ equity deficit	(455,015)	(496,694)

Noncontrolling interest in consolidated joint ventures	231	92

Total equity deficit	(454,784)	(496,602)

Total liabilities and equity	$1,517,943	$1,602,180

(1)  Derived from the audited balance sheet as of October 31, 2011.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands Except Per Share Data)
(Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2012	2011	2012	2011
Revenues:
Homebuilding:
Sale of homes	$312,494	$246,974	$564,824	$482,859
Land sales and other revenues	20,691	2,819	31,270	12,407

Total homebuilding	333,185	249,793	596,094	495,266
Financial services	8,513	5,304	15,203	12,398

Total revenues	341,698	255,097	611,297	507,664

Expenses:
Homebuilding:
Cost of sales, excluding interest	271,563	210,463	488,990	411,893
Cost of sales interest	13,317	13,956	25,793	29,582
Inventory impairment loss and land option
write-offs	3,216	16,925	6,541	30,450

Total cost of sales	288,096	241,344	521,324	471,925

Selling, general and administrative	35,125	39,837	68,379	80,044

Total homebuilding expenses	323,221	281,181	589,703	551,969

Financial services	5,363	5,177	10,540	10,647

Corporate general and administrative	12,264	11,952	25,049	26,960

Other interest	26,056	24,887	48,051	48,872

Other operations	990	706	6,388	1,593

Total expenses	367,894	323,903	679,731	640,041

Gain (loss) on extinguishment of debt	27,039	(1,644)	51,737	(1,644)

Income (loss) from unconsolidated joint ventures	1,495	(3,232)	1,473	(4,224)

Income (loss) before income taxes	2,338	(73,682)	(15,224)	(138,245)

State and federal income tax (benefit) provision:
State	468	(372)	1,101	293
Federal	68	(643)	138	(1,729)

Total income taxes	536	(1,015)	1,239	(1,436)

Net income (loss)	$1,802	$(72,667)	$(16,463)	$(136,809)

Per share data:
Basic:
Income (loss) per common share	$0.02	$(0.69)	$(0.15)	$(1.49)
Weighted-average number of common
shares outstanding	116,021	105,894	112,338	92,020

Assuming dilution:
Income (loss) per common share	$0.02	$(0.69)	$(0.15)	$(1.49)
Weighted-average number of common
shares outstanding	116,117	105,894	112,338	92,020

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(UNAUDITED)

					Communities Under Development Three Months - April 30, 2012
		Net Contracts(1)			Deliveries			Contract
		Three Months Ending			Three Months Ending			Backlog
		Apr 30,			Apr 30,			Apr 30,
		2012	2011	% Change	2012	2011	% Change	2012	2011	% Change
Northeast
	Home	126	125	0.8%	115	82	40.2%	268	249	7.6%
	Dollars	$54,887	$57,394	(4.4)%	$49,834	$36,126	37.9%	$114,148	$106,387	7.3%
	Avg. Price	$435,603	$459,152	(5.1)%	$433,339	$440,561	(1.6)%	$425,926	$427,257	(0.3)%
Mid-Atlantic
	Home	191	162	17.9%	157	127	23.6%	360	274	31.4%
	Dollars	$82,121	$55,874	47.0%	$64,432	$46,643	38.1%	$151,456	$113,349	33.6%
	Avg. Price	$429,956	$344,901	24.7%	$410,395	$367,268	11.7%	$420,710	$413,682	1.7%
Midwest
	Home	206	98	110.2%	109	89	22.5%	386	215	79.5%
	Dollars	$45,431	$20,521	121.4%	$23,590	$17,466	35.1%	$79,138	$38,592	105.1%
	Avg. Price	$220,543	$209,398	5.3%	$216,422	$196,247	10.3%	$205,023	$179,498	14.2%
Southeast
	Home	165	98	68.4%	93	73	27.4%	217	107	102.8%
	Dollars	$39,305	$23,345	68.4%	$21,462	$16,684	28.6%	$52,261	$27,450	90.4%
	Avg. Price	$238,211	$238,214	(0.0)%	$230,774	$228,548	1.0%	$240,833	$256,542	(6.1)%
Southwest
	Home	655	444	47.5%	446	403	10.7%	550	375	46.7%
	Dollars	$166,529	$104,010	60.1%	$114,284	$97,339	17.4%	$152,629	$99,358	53.6%
	Avg. Price	$254,242	$234,256	8.5%	$256,242	$241,536	6.1%	$277,508	$264,955	4.7%
West
	Home	183	119	53.8%	123	125	(1.6)%	140	73	91.8%
	Dollars	$61,670	$32,423	90.2%	$38,892	$32,716	18.9%	$49,319	$19,946	147.3%
	Avg. Price	$336,994	$272,458	23.7%	$316,195	$261,728	20.8%	$352,274	$273,233	28.9%
Consolidated Total
	Home	1,526	1,046	45.9%	1,043	899	16.0%	1,921	1,293	48.6%
	Dollars	$449,943	$293,567	53.3%	$312,494	$246,974	26.5%	$598,951	$405,082	47.9%
	Avg. Price	$294,851	$280,657	5.1%	$299,611	$274,721	9.1%	$311,792	$313,288	(0.5)%
Unconsolidated
Joint Ventures	Home	249	120	107.5%	164	68	141.2%	377	258	46.1%
	Dollars	$119,827	$53,520	123.9%	$77,066	$29,291	163.1%	$163,842	$108,207	51.4%
	Avg. Price	$481,238	$446,000	7.9%	$469,917	$430,750	9.1%	$434,594	$419,407	3.6%
Grand Total
	Home	1,775	1,166	52.2%	1,207	967	24.8%	2,298	1,551	48.2%
	Dollars	$569,770	$347,087	64.2%	$389,560	$276,265	41.0%	$762,793	$513,289	48.6%
	Avg. Price	$320,998	$297,672	7.8%	$322,751	$285,692	13.0%	$331,938	$330,941	0.3%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(UNAUDITED)

					Communities Under Development Six Months - April 30, 2012
		Net Contracts(1)			Deliveries			Contract
		Six Months Ending			Six Months Ending			Backlog
		Apr 30,			Apr 30,			Apr 30,
		2012	2011	% Change	2012	2011	% Change	2012	2011	% Change
Northeast
	Home	194	217	(10.6)%	191	183	4.4%	268	249	7.6%
	Dollars	$83,085	$94,829	(12.4)%	$82,911	$79,410	4.4%	$114,148	$106,387	7.3%
	Avg. Price	$428,269	$437,000	(2.0)%	$434,089	$433,934	0.0%	$425,926	$427,257	(0.3)%
Mid-Atlantic
	Home	318	289	10.0%	283	248	14.1%	360	274	31.4%
	Dollars	$131,744	$107,888	22.1%	$117,545	$92,906	26.5%	$151,456	$113,349	33.6%
	Avg. Price	$414,288	$373,315	11.0%	$415,353	$374,621	10.9%	$420,710	$413,682	1.7%
Midwest
	Home	349	163	114.1%	189	170	11.2%	386	215	79.5%
	Dollars	$73,839	$32,852	124.8%	$41,747	$31,500	32.5%	$79,138	$38,592	105.1%
	Avg. Price	$211,576	$201,546	5.0%	$220,884	$185,294	19.2%	$205,023	$179,498	14.2%
Southeast
	Home	273	166	64.5%	180	141	27.7%	217	107	102.8%
	Dollars	$63,776	$38,985	63.6%	$41,587	$32,188	29.2%	$52,261	$27,450	90.4%
	Avg. Price	$233,612	$234,849	(0.5)%	$231,039	$228,284	1.2%	$240,833	$256,542	(6.1)%
Southwest
	Home	1,053	801	31.5%	834	763	9.3%	550	375	46.7%
	Dollars	$270,388	$189,796	42.5%	$205,437	$184,566	11.3%	$152,629	$99,358	53.6%
	Avg. Price	$256,779	$236,949	8.4%	$246,327	$241,895	1.8%	$277,508	$264,955	4.7%
West
	Home	279	202	38.1%	255	239	6.7%	140	73	91.8%
	Dollars	$91,876	$54,705	67.9%	$75,597	$62,289	21.4%	$49,319	$19,946	147.3%
	Avg. Price	$329,306	$270,817	21.6%	$296,459	$260,623	13.7%	$352,274	$273,232	28.9%
Consolidated Total
	Home	2,466	1,838	34.2%	1,932	1,744	10.8%	1,921	1,293	48.6%
	Dollars	$714,708	$519,055	37.7%	$564,824	$482,859	17.0%	$598,951	$405,082	47.9%
	Avg. Price	$289,825	$282,402	2.6%	$292,352	$276,869	5.6%	$311,792	$313,288	(0.5)%
Unconsolidated
Joint Ventures	Home	388	178	118.0%	287	115	149.6%	377	258	46.1%
	Dollars	$181,040	$77,116	134.8%	$129,466	$51,825	149.8%	$163,842	$108,207	51.4%
	Avg. Price	$466,598	$433,236	7.7%	$451,101	$450,652	0.1%	$434,594	$419,407	3.6%
Grand Total
	Home	2,854	2,016	41.6%	2,219	1,859	19.4%	2,298	1,551	48.2%
	Dollars	$895,748	$596,171	50.3%	$694,290	$534,684	29.9%	$762,793	$513,289	48.6%
	Avg. Price	$313,857	$295,720	6.1%	$312,884	$287,619	8.8%	$331,938	$330,941	0.3%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.